Exhibit 99.1

Earnings Conference Call August 6, 2025 8:00 a.m. CT 1 (888) 660-6431 (within North America) 1 (929) 203-2118 (outside North America) Access Code: 7372055 Webcast: ir.dnow.com

DNOW Reports Second Quarter 2025 Results

HOUSTON, TX, August 6, 2025—DNOW Inc. (NYSE: DNOW) announced results for the second quarter ended June 30, 2025.

Merger Agreement with MRC Global Inc. (NYSE: MRC)

•	On June 26, 2025, DNOW and MRC Global jointly announced a definitive merger agreement under which DNOW will acquire MRC Global in an all-stock transaction valued at approximately $1.5 billion

•

The transaction was unanimously approved by both the DNOW and MRC Global boards of directors and is currently anticipated to close in the fourth quarter of 2025, subject to shareholder approvals, regulatory approvals and other customary closing conditions

Financial Highlights

•	Revenue was $628 million for the second quarter of 2025

•	Net income attributable to DNOW Inc. was $25 million, or $0.23 per diluted share, for the second quarter of 2025

•	Non-GAAP net income attributable to DNOW Inc. excluding other costs was $29 million, or $0.27 per diluted share, for the second quarter of 2025

•	EBITDA excluding other costs was $51 million or 8.1% of revenue for the second quarter of 2025

•	Cash provided by operating activities was $45 million for the second quarter of 2025 and $225 million for the trailing four quarters ending June 30, 2025

•	Repurchased $19 million of common stock in the second quarter of 2025, and $27 million year-to-date ending June 30, 2025

•	Cash and cash equivalents was $232 million and long-term debt was zero at June 30, 2025, with total liquidity of approximately $582 million

David Cherechinsky, President and CEO of DNOW, added, “Our team continues to execute our strategic plan, generating $628 million in revenue for the second quarter of 2025, up 5% sequentially, at the top-end of our guided range, while producing our best second-quarter EBITDA results in our public-company history, at $51 million dollars, or 8.1% of revenue.

We also recently announced an important milestone in the strategic advancement of DNOW, agreeing to combine with MRC Global. This transaction will create a premier energy industrial solutions provider with a highly complementary, balanced portfolio of business and a diversified customer base fortifying long-term profitability and cash flow generation. Together, we will have enhanced opportunities in artificial intelligence infrastructure, alternative energy, electrification, LNG, mining and other attractive industrial sectors, bringing additional opportunities to drive value creation. Our team remains focused on advancing our strategy while planning for our future together with MRC Global.

As a result of our solid first-half performance, we are reaffirming our full-year 2025 revenue and EBITDA guidance and reaffirming 2025 free cash flow guidance targeted at $150 million. I want to recognize and thank our DNOW team for their relentless focus on delighting the customer. This is truly an exciting period in DNOW’s history, and I am energized by the opportunities ahead and confident in our ability to create lasting value for our shareholders.”

Prior to the earnings conference call a presentation titled “DNOW Second Quarter 2025 Earnings Presentation” will be available on the Company’s Investor Relations website.

About DNOW

DNOW is a supplier of energy and industrial products and packaged, engineered process and production equipment with a legacy of over 160 years. Headquartered in Houston, Texas, with approximately 2,575 employees and a network of locations, we offer a broad set of supply chain solutions combined with a suite of digital offerings branded as DigitalNOW® that provide customers access to highly complementary digital commerce, data and information management channels. Our locations provide products and solutions to exploration and production, midstream transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers, engineering and construction as well as companies operating in the decarbonization, energy evolution and renewables end markets.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by DNOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

DNOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share data)

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$232	$256
Receivables, net	440	388
Inventories, net	383	352
Prepaid and other current assets	25	32

Total current assets	1,080	1,028
Property, plant and equipment, net	153	157
Deferred income taxes	83	93
Goodwill	235	230
Intangibles, net	62	65
Other assets	48	48

Total assets	$1,661	$1,621

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$318	$300
Accrued liabilities	125	130
Other current liabilities	12	12

Total current liabilities	455	442
Long-term operating lease liabilities	28	29
Other long-term liabilities	17	22

Total liabilities	500	493
Commitments and contingencies
Stockholders’ equity:
Preferred stock—par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock—par value $0.01; 330 million shares authorized; 105,011,316 and 105,652,963 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	1,997	2,023
Accumulated deficit	(700)	(747)
Accumulated other comprehensive loss	(142)	(153)

DNOW Inc. stockholders’ equity	1,156	1,124
Noncontrolling interest	5	4

Total stockholders’ equity	1,161	1,128

Total liabilities and stockholders’ equity	$1,661	$1,621

DNOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2025	2024	2025	2025	2024
Revenue	$628	$633	$599	$1,227	$1,196
Operating expenses:
Cost of products	484	495	460	944	929
Warehousing, selling and administrative	112	105	109	221	206

Operating profit	32	33	30	62	61
Other income (expense)	—	—	—	—	1

Income before income taxes	32	33	30	62	62
Income tax provision	7	8	7	14	16

Net income	25	25	23	48	46
Net income attributable to noncontrolling interest	—	1	1	1	1

Net income attributable to DNOW Inc.	$25	$24	$22	$47	$45

Earnings per share attributable to DNOW Inc. stockholders:
Basic	$0.24	$0.21	$0.20	$0.44	$0.41

Diluted	$0.23	$0.21	$0.20	$0.43	$0.41

Weighted-average common shares outstanding, basic	105	107	106	106	107

Weighted-average common shares outstanding, diluted	106	108	107	106	107

DNOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2025	2024	2025	2025	2024
Revenue:
United States	$528	$512	$474	$1,002	$947
Canada	48	56	62	110	122
International	52	65	63	115	127

Total revenue	$628	$633	$599	$1,227	$1,196

DNOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) EBITDA excluding other costs as a percentage of revenue, (iii) net income attributable to DNOW Inc. excluding other costs, (iv) diluted earnings per share attributable to DNOW Inc. stockholders excluding other costs, and (v) free cash flow. We use these non-GAAP financial measures to evaluate and manage the Company’s operations because we believe they provide useful supplemental information regarding the financial performance of our business. These non-GAAP financial measures are not intended to replace the GAAP financial measures. Free cash flow is net cash provided by (used in) operating activities adjusted for purchases of property, plant and equipment, and the remaining non-GAAP financial measures exclude the impact of certain other items. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein. Totals in the schedules herein may not foot due to rounding.

NET INCOME ATTRIBUTABLE TO DNOW INC. TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended						Six Months Ended
	June 30,				March 31,		June 30,
	2025	As a % of revenue	2024	As a % of revenue	2025	As a % of revenue	2025	As a % of revenue	2024	As a % of revenue
GAAP net income attributable to DNOW Inc.	$25	4.0%	$24	3.8%	$22	3.7%	$47	3.8%	$45	3.8%
Net income attributable to noncontrolling interest	—		1		1		1		1
Interest expense (income), net	(1)		(1)		(1)		(2)		(3)
Income tax provision	7		8		7		14		16
Depreciation and amortization	10		9		11		21		16
Other costs:
Stock-based compensation (1)	4		4		3		7		6
Other (2)	6		5		3		9		8

EBITDA excluding other costs	$51	8.1%	$50	7.9%	$46	7.7%	$97	7.9%	$89	7.4%

NET INCOME ATTRIBUTABLE TO DNOW INC. TO NON-GAAP NET INCOME ATTRIBUTABLE TO DNOW INC. EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2025	2024	2025	2025	2024
GAAP net income attributable to DNOW Inc.	$25	$24	$22	$47	$45
Other (2)	6	5	3	9	8
Other tax expense (benefit) (3)	(2)	(1)	(1)	(3)	(2)

Other, net of tax (4)*	4	4	2	6	6

Net income attributable to DNOW Inc. excluding other costs	$29	$28	$24	$53	$51

*	Totals may not foot due to rounding.

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO NON-GAAP DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2025	2024	2025	2025	2024
GAAP diluted earnings per share attributable to DNOW Inc. stockholders	$0.23	$0.21	$0.20	$0.43	$0.41
Other, net of tax (4)	0.04	0.04	0.02	0.06	0.05

Diluted earnings per share attributable to DNOW Inc. stockholders excluding other costs	$0.27	$0.25	$0.22	$0.49	$0.46

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION

(UNAUDITED)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
Net cash provided by (used in) operating activities	$45	$(16)	$122	$74	$21	$29	$102
Less: Purchases of property, plant and equipment	(4)	(6)	(3)	(2)	(3)	(10)	(4)

Free cash flow	$41	$(22)	$119	$72	$18	$19	$98

(1)	For the three and six months ended June 30, 2025, stock-based compensation excludes less than $1 million and $1 million, respectively, as such amounts were reported in Other.

(2)

For the three and six months ended June 30, 2025, Other primarily included approximately $6 million and $8 million, respectively, of transaction-related charges and less than $1 million and $1 million, respectively, of International restructuring charges, both of which were included in warehousing, selling, and administrative.

For the three and six months ended June 30, 2024, Other was primarily related to transaction-related charges, of which approximately $1 million and $3 million, respectively, were included in warehousing, selling and administrative, and approximately $4 million and $5 million, respectively, were included in cost of products.

For the three months ended March 31, 2025, Other primarily included approximately $2 million of transaction-related charges and $1 million of International restructuring charges, both of which were included in warehousing, selling, and administrative.

Transaction-related charges include transaction costs, inventory fair value step-up, retention bonus accruals and integration expenses associated with acquisitions.

(3)	For the three and six months ended June 30, 2025, Other tax expense (benefit) represents tax benefit of approximately $2 million and $3 million, respectively, related to Other.

For the three and six months ended June 30, 2024, Other tax expense (benefit) represents tax benefit of approximately $1 million and $2 million, respectively, related to Other.

For the three months ended March 31, 2025, Other tax expense (benefit) represents tax benefit of approximately $1 million related to Other.

The tax effect of Other is calculated based on the nature of the item and/or the tax jurisdiction in which the item has been incurred and applying the specific tax rate or tax treatment to each item included in Other.

(4)	Other, net of tax comprises Other and Other tax expense (benefit). See footnotes (2) and (3) for details.